
School Specialty®

2017 Year-End Investor Presentation

March 23, 2018

School Specialty At-a-Glance

Leading provider of products and services to meet the needs of the 21st Century Safe School from educational supplies, furniture, equipment, and instructional materials to products that address the social, emotional, mental and physical well-being and safety and security of students.

95%+ school districts reached

71%+ U.S. schools served

Avg. tenure of top accounts **10+ years**

100,000+ SKUs offered

FY'17 revenue **$658 million**

70%+ recurring revenue

~25 proprietary brands[1]

40%+ revenue from proprietary brands[1]

FY'17 Adj. EBITDA **$53 million**

Last 3 years revenue **+$36 million, 5.7%**

Last 3 years Adj. EBITDA **+$15 million, 39.4%**

Leveraged FCF / Market Cap.[2] **17.1%**

Attractive Revenue Mix

Product Category

% of revenue



46.4%
29.0%
9.6%
6.6%
5.2%
2.6%
0.6%
Supplies
Furniture
Science Curriculum
Instruction & Intervention
Student Planners
AV Tech
Other

Breakdown of Supplies Category

% of Supplies revenue



41.9%
29.5%
7.5%
6.5%
4.3%
3.7%
3.4%
0.6%
2.7%
Office
Art
PE
Basic Classroom
Science
Special Needs
Early Childhood
Safety/Security
All Other

(1) Proprietary defined as SSI brands and products sold under exclusive license arrangements.
(2) Market Capitalization as of 12/29/17.

Comprehensive Suite of Products and Solutions

School Specialty

Over 100,000 products across ~25 proprietary brands and many trusted third-party brands.

Art Supplies
Sax, Crayola, School Smart, Elmer's

Special Needs
Gymnic The Way to Move, Abilitations, experia usa

Physical Education
Omnikin, School Smart, Spark, Sportime, Abilitations

Safety and Security
Master Lock, Quick Action Lockdown, Guardian

Science (Curriculum & Supplies)
Frey, FOSS Full Option Science System, Delta Education, cpo science

Student Planners
Premier, Hammond & Stephens

AV Tech
hp, Hitachi, Califone, mimeo, 3M

Classroom and Office Supplies
Scotch, Post-it, Crayola, 3M, BIC, School Smart, Sharpie, Epson, xerox, Paper Mate, Elmer's, Fiskars, Officemate, Avery Dennison

- A diverse, 100,000+ SKU offering across all core educational categories; enables customers to source the right products for their specific needs at one provider
- Portfolio of industry-leading proprietary brands and other well-recognized third-party brands
- Top 10 proprietary brands generated in excess of $200 million of annual sales in 2017 (6.4% growth)
- Proprietary brands in total represent more than 40% of total sales

Early Learning
School Smart, Carpets for Kids, Learning Resources, Crayola, Childcraft

Supplemental Learning (I&I)
Academy of Reading, S.P.I.R.E., Brodhead Garrett, Learning Resources, Coach Digital, Explode The Code Online, Wordly Wise 3000 2nd Edition

Furniture
Diversified Woodcrafts, mooreco, Fleetwood, National Public Seating, Projects by Design, Royal Seating, Classroom Select, Childcraft

Proprietary brands

Diverse and Growing Customer Base

Large, national customer base with limited revenue concentration risk.

- Broad spectrum of preK-12 customers; strong presence on state / regional contracts and regional / national purchasing cooperatives
- 13,000+ active district customers representing nearly 96% of districts
  - Largest district relationship less than 6% of sales
  - Top 10 districts represent ~10% of sales, collectively
- ~71% of 132,000 U.S. schools
- Approximately 1.6M orders processed in 2017[3]; average order size of ~$353.
- Long-standing customer relationships with teachers and administrators; ~90% customer retention
- Highly fragmented market at local and regional levels makes it difficult to obtain meaningful market share in multiple geographies

Attractive, Diversified Nationwide Customer Base

By Customer Type[1]

(% of Total Revenue)



3.0%
5.9%
3.4%
12.5%
75.2%
Public Ed.
Private/Charter
Etailers
Canada
Other

Other includes individuals, wholesales, intl. & unclassified

U.S. District Sales by Tier[1] [2]

(% of total district sales)



7.7%
11.9%
22.4%
6.5%
3.8%
6.9%
10.6%
30.3%
Tier 1
Tier 2
Tier 3
Tier 4
Tier 5
Tier 6
Tier 7
Tier 8

By SSI Top District Sales[1]

($ in millions)



$66.5
$54.1
$34.7
$58.4
$444.7
Top 10
11-50
51-100
101-250
All Other

By State (and Canada) [1]

(% of total revenue)



12.0%
8.1%
7.8%
6.3%
4.6%
3.3%
58.0%
NY
TX
NJ
CA
WA
CDN
All Other

(1) Based on 2017 Sales Data.
(2) Tier 1 (Largest 100); Tier 2 (101-200); Tier 3 (201-300); Tier 4 (301-500); Tier 5 (501-1000); Tier 6 (>2,500 Students; not in Top 1000); Tier 7 (1,000-2,499 Students); Tier 8 (<1000 Students).
(3) Excludes Reading portion of I&I, AV Tech Wholesale, and PbD orders.



Investment Highlights

Investment Highlights

School Specialty

Key factors surrounding our business that collectively will enable School Specialty to continue to drive sustainable growth, bottom-line margin expansion and increased shareholder value.

Large, Stable Addressable Market

Compelling and Unique Customer and Supplier Value Proposition

Comprehensive Suite of Branded Products and Solutions

Loyal and Diverse Customer Base

Experienced Management Team

Scalable Operating Platform to Support Growth, Margin Expansion, and pursuit of accretive acquisitions

Multiple Avenues for Organic Growth

Improving Financial Metrics

School Specialty

Multiple Avenues to Drive Growth and Enhance Profitability

School Specialty

Clear pathway to grow substantially all product categories organically, while pursuing accretive acquisitions to improve our offering and leverage our scalable operating platform.

Organic and Market Growth					Profitability / Margin Growth	Acquisition Upside
Sales Transformation					*Operations*	
Increase Penetration in Core Markets	**Grow Strategic Specialty Categories**	**Expand Addressable Market**	**Opportunities with E-Tail / Channel Partners**	**Strategic Supply Chain Partnerships**	**Continue to Drive Efficiency**	**Pursue Accretive Acquisitions**
•Expand inside sales force to deepen relationships with existing customers •Cross-sell full product portfolio through new team-based selling model •Expand customer base within large, stable end markets	•Leverage unique capabilities, proprietary brands, and subject-matter expertise to drive product growth •Well-positioned to address large opportunities in early learning, special needs, safety and security, among others	•Significant opportunity to sell existing product portfolio into healthcare market •Additional opportunity in higher education, corporate and other end-markets	•Build on momentum with channel partners to broaden online presence. •Further penetrate direct teacher / parent spend •Improve penetration with smaller districts •Increase share of time-sensitive or low dollar value purchases	•Deepen strategic partnerships with key supply chain partners •Effectively target more of the customer wallet •Capture respective competitive advantages •Enhance service capabilities	•Strong momentum driving margin and productivity improvements •Significant remaining opportunities through further implementation of Lean Six Sigma •Recent/planned technology and other investments to further improve operating platform effectiveness	•Opportunities to further consolidate fragmented market •Strengthen offering in key product categories •Enhance penetration in key geographies

Transformation of the School Specialty Platform

SSI is at an inflection point; strong near term opportunities to increase shareholder value.

Pre-2013 Performance Decline	2014-2015 Operational and	2016 Foundation for Profitable Growth	2017-2021 Significant Upside
• Underperforming publishing and printing businesses divested • Contraction in student planner demand • Significant revenue spike in FY08/FY09 from California adoption of science curriculum • Shifts in furniture market dynamics • Ineffective marketing, merchandising and sales efforts in specialty categories • Excessive leverage • Resulted in the Company executing a bankruptcy reorganization in 2013	• **Leadership change** - seasoned executives with relevant experience to drive transformational change • **Structural transformation** – "One-SSI" centralized operating model to drive efficiency • Materially reduced staffing levels and SG&A • **Supply chain improvements** – consolidated fulfillment centers, rationalized SKUs drove dramatic improvement in performance • **Initial upgrades to infrastructure** – enhanced technology/logistics tools (TMS) and drive to common ERP platform • **Strategic growth initiatives** developed that leverage market position, known brands and expansive customer reach	• Resource alignment advancing the **sales force transformation** to support team-based selling model • **Business application roadmap established** to improve scalability, efficiency and effectiveness of the technology backbone • Improve business processes, gain competitive advantage and drive considerable savings through **launch of Process Excellence** • Steady **working capital improvements and strengthen balance sheet.**	• **Long runway for organic growth** as a leading provider in a large, stable, and highly fragmented industry • **Embedded efficiencies**, margin improvements, and FCF upside leveraging scalable platform • **Substantial amount of new talent** being brought to the organization • Leverage **of key platform investments** which will drive efficiency and enable growth. • **Lean Six Sigma Process Excellence**



Financial Overview

2017 Financial Performance Summary

2017 Income Statement Summary			
($'s in millions)	FY17 Actual	FY16 Actual	Variance
Revenue	$658.4	$656.3	$2.1
Gross Profit	$243.2	$239.9	$3.3
Gross Margin %	36.9%	36.6%	30 bps
Selling, General and Administrative Expenses(1)	$218.0	$215.2	$2.7
Operating Income	$24.9	$23.0	$1.9
Adjusted EBITDA	$53.1	$51.1	$2.0

2017 Revenue Breakdown			
($'s in millions)	FY17 Actual	FY16 Actual	Variance
Supplies	$305.4	$316.0	$10.6
Furniture	$190.8	$183.1	$7.7
Instruction & Intervention	$43.3	$37.1	$6.2
AV Tech	$17.2	$18.0	$0.8
Agendas	$34.2	$41.1	$7.0
Science Curriculum	$63.4	$57.5	$5.9

2017 4th Quarter Income Statement Summary			
($'s in millions)	FY17 Actual	FY16 Actual	Variance
Revenue	$112.5	$115.2	$2.7
Gross Profit	$41.1	$37.3	$3.8
Gross Margin %	36.5%	32.4%	410 bps
Selling, General and Administrative Expenses(1)	$54.1	$50.3	$3.8
Operating Income (Loss)	$(13.1)	$(14.0)	$1.0
Adjusted EBITDA (Loss)	$(3.1)	$(5.6)	$2.5

2017 4th Quarter Revenue Breakdown			
($'s in millions)	FY17 Actual	FY16 Actual	Variance
Supplies	$45.2	$51.4	$6.2
Furniture	$36.6	$42.4	$5.9
Instruction & Intervention	$9.4	$6.5	$2.9
AV Tech	$3.6	$4.4	$0.8
Agendas	$0.6	$0.5	$0.1
Science	$15.5	$8.7	$6.8

(1) SG&A includes restructuring related costs of $2.3M and $1.3M in 4th quarters of 2017 and 2016, respectively. Full year restructuring related costs included in SG&A are $5.2M and $3.4M, respectively for 2017 and 2016.

Solid Performance in 2017 / Improving Outlook in 2018

School Specialty

Despite challenging industry conditions, stable top-line performance and bottom-line / free cash flow expectations met.

- **Top-line growth of $2.1M or 0.3%, aided by Triumph Learning ("TL") acquisition; base business down 0.8%.**
  - Revenue performance below expectations driven by low overall school funding growth, school budget uncertainty and adjustments, and weakness in smaller districts and non-district accounts.
- **Gross Margins better than expected on base business; YOY gross margin improvement also reflects positive impact of high margin TL product line.**
  - Margin impact of growth in sales through major strategic agreements (although unfavorable) was less than expected in 2017; strength in *Science* and increase in the *Instruction & Intervention* categories drove favorable mix vs. plan.
- **Excluding the approximately $5.3M of SG&A associated with the TL acquisition, Operating SG&A (excluding D&A and restructuring costs) associated with the base business declined $4.3M YOY, or 2.2%.**
  - Process improvements more than offset cost pressures in wages and transportation. Below plan revenue drove favorability in incentive compensation.
- **8.3% YOY improvement in Operating Income driven by Gross Margin improvement and continued reduction in facility exit and restructuring costs.**
- **4.0% YOY improvement in Adjusted EBITDA; Adjusted EBITDA % of Revenues improves from 7.8% to 8.1%.**
  - Adj. EBITDA of $53.1M at the higher-end of EBITDA guidance ($51M-$54M) which remained consistent all year; favorable GM performance and SG&A favorability vs. expectations generally off-set revenue weakness to keep performance *in the range*. TL positive impact drove to higher end of range.
  - Facility exit and restructuring costs ($0.4M) plus restructuring costs included in SG&A ($5.2M) totaled $5.6M; an increase of ($0.4M) over 2016. $3.2M of the 2017 total related to the TL acquisition.
- **Leveraged FCF of $20.1M in-line with expectations and consistent with PY despite increased Capex & Product Development investment.**
  - Continual net working capital improvements and lower cash interest were contributing factors.

2017 Financial Performance Comments

Key Factors Impacting 2017 Results (Positives)

- FOSS momentum building with Next Gen Elementary and Middle School offerings; continued success in open territories.
- Instruction & Intervention (I&I) portfolio is strengthening, aided by TL and further category investments, particularly with Wordly Wise and SPIRE; strong booking trends in Q4 2017.
- Proprietary Furniture brands performing well and driving growth; Furniture revenue up 12.4% over the past 3-years; booking trends for Loose Furniture strong in Q4 and Project Furniture pipeline strong for 2018.
- Success with larger customers driven by new sales model; overall sales to larger U.S. public school districts (Tiers 1-4), which account for approximately 30% of total revenue *was up 4.5%.* These districts represent approx. 44% of the U.S public school student population.
- Higher gross margins in both Distribution and Curriculum based on product mix, changes in assortment and continued improvements in supply chain management and procurement.

Key Factors Impacting 2017 Results (Challenges and Market Trends)

- Small-to-medium sized public school districts and non-public school customers impacted (to some degree) by sales coverage transition, pricing and ecommerce platform; all of which are being addressed.
- Overall sales to public school districts in Tiers 5-8, approximately 46% of total revenue) was *down approx. 3.9%.* Overall sales to non-public school customers (~23% of revenue) *was down approximately 3.4%.*
- Mid-year education budget cuts (20 states) and budget delays (11 states entered fiscal year without an approved budget); in states with budget cuts, our Supplies revenue was down ~5%; all other states down ~1%.
- Price pressure in portions of the Supplies category; strategies to offset include continued focus on SSI proprietary brands and changes in the pricing model to improve penetration and drive sales of higher margin products.
- Agendas category continues to decline, as anticipated; changes to product offering, pricing and sales structure anticipated to stabilize revenue in the $35-$38M range.
- AV Tech category has lacked differentiation and sales focus; new products and sales realignment rolling out in 2018.
- ~$5.6M of "non-recurring" SG&A expenses in 2017 related to severance, process improvement initiatives, professional fees, Triumph Learning-related expenses and the evaluation of strategic alternatives in early 2017.

Working Capital Analytics / Other Cash Flow Drivers

School Specialty

($'s in millions)	**2017 Actual**	**2016 Actual**	**2015 Actual**	**2014 Actual**
Accounts Receivable	$69.3	$61.7	$58.4	$61.0
Inventories	$77.2	$73.6	$76.2	$75.2
Prepaid Expense and Other Current Assets	$18.1	$17.9	$19.6	$26.6
Accounts Payable	$26.6	$22.1	$20.1	$22.1
Other Current Liabilities	$36.6	$29.8	$28.0	$20.7
Net Working Capital	**$101.4**	**$101.4**	**$106.3**	**$120.1**
NWC (% of Revenue)	**15.4%**	**15.5%**	**16.7%**	**19.3%**
Days Sales Outstanding (DSO)	49.9 Days	52.5 Days	50.3 Days	61.0 Days
Days Inventory on Hand (DIOH)	93.9 Days	92.7 Days	98.5 Days	113.1 Days
Days Payable Outstanding (DPO)	28.2 Days	27.8 Days	26.0 Days	33.3 Days
CAPEX	14.7	11.8	8.8	15.7
Product Development	**4.0**	**2.5**	**5.3**	**6.8**
Cash Interest	**10.9**	**13.8**	**15.3**	**15.2**

- Accounts Receivable increased by $7.6M (includes $2.3M of TL A/R); higher balance attributable to level of FOSS and PbD sales in December (collectively up $3.2M in the month).
- Inventory increase of $3.6M includes $2.7M of TL inventory; modest increase in Furniture/Supplies inventory.
- AP increase relates to ongoing efforts to improve working capital efficiency; no material change in terms.
- NWC has shown steady improvement, particularly as a percentage of revenue.
- Capex of $14.7M consistent with plan; uptick driven by funding of key platform investments.
- PD investment has been deployed more effectively; spending down while Curriculum (and I&I) revenue growing; YOY increase attributable to TL.
- New debt structure has driven down cash interest expense; a 28.8% reduction over two years.

Capitalization Summary

($'s in millions)	2017 Actual	2016 Actual	2015 Actual	2014 Actual
Cash and Cash Equivalents	$31.9	$35.1	$12.9	$12.0
ABL Facility, maturing in 2022	---	---	---	$6.9
Term Loan, maturing in 2022	$121.9	$122.2	$132.1	$142.7
Total 1st Lien Debt	**$121.9**	**$122.2**	**$132.1**	**$149.6**
Deferred Cash Payment Obligations	$22.8	$20.0	$18.6	$17.2
Total Debt	**$144.8**	**$142.3**	**$150.7**	**$164.6**
Net Debt (Total Debt – Cash and Cash Equiv.)	***$112.9***	***$107.2***	***$137.8***	***$152.7***
Equity Market Capitalization	$117.3	$100.0	$100.0	$115.0
Enterprise Value	**$230.9**	**$207.2**	**$237.8**	**$267.7**
GAAP Total Debt Reconciliation:				
Total Debt from above	$144.8	$142.3	$150.7	$164.6
Term Loan Original Issue Discount	---	$(1.4)	$(1.9)	$(2.2)
Unamortized Term Loan Debt Issue Costs	$(3.2)	$(3.4)	$(4.6)	$(5.3)
GAAP Total Debt	**$141.6**	**$137.5**	**$144.3**	**$157.1**

Total Net Debt increase driven by:

a) $19.0M related to TL acquisition
b) $4.0M related to refinancing fees
c) $1.4M in higher PIK notes for non-cash interest

ABL and Term Loan Facilities:

a) No ABL balance as anticipated
b) Gross excess availability of $81.5M (borrowing base availability + U.S. cash) compared to a minimum excess availability requirement of $12.5M, indicating an availability cushion of ~$69.0M
c) Term Loan balance at YE includes $107.9M remaining original balance + $14.0M delayed draw for TL acquisition

Financial Covenants:

a) Net total leverage ratio of ~2.8X vs. a covenant of 4X
b) Fixed cost coverage ratio of ~2.6X vs. a covenant of 1.4X
c) Sufficient "cushion" with respect to our financial covenants

- Strong Balance Sheet and Financial Flexibility Through Debt Refinancing.
- ***26.1% reduction in Y/E reported net debt over past three years***, despite funding an acquisition in 2017 entirely with debt.
- Anticipate further deleveraging based on free cash flow outlook.

Progress Made in Key Areas; Improving Outlook in 2018

Strengthened competitive positioning heading into 2018; progress in key areas of focus.

- ***Team-based sales model*** **providing better coverage, customer support and account penetration.**
  - Transitioned (personnel & model) continued throughout 2017 with mixed impact. Key successes in larger districts (Sales[1] to Top 500 Districts in U.S up $12.5M or 6.8%); addressing coverage model and direct marketing efforts directed towards smaller to medium-sized districts (Sales[1] collectively down $12.3M or 3.9%).
  - Ongoing refinement of coverage model in 2018; stability expected to have positive impact.

- ***Process excellence*** **driving savings to fund investments / offset cost pressures; PE momentum building.**
  - Developed and executed internal Lean Six Sigma Black & Green belt training curriculum and launched first wave of Black Belt (4) and Green Belt (8) designates.
  - Nine (9) completed projects had a positive impact on 2017 and expected to drive a $2.5M incremental impact in 2018. Eight (8) Black Belt and Eight (8) Green Belt projects underway.

- ***Expanded Furniture & Equipment*** **selling resources to capitalize on strong school construction and refurbishment demand; positioned well to capitalize on growing pipeline of opportunities.**
  - 15 Furniture & Equipment ("F&E") specialist roles were established in 2017.
  - We are implementing new technology tools and are improving the operating processes that support the entire sales process (lead generation, design, quoting, installation) to improve effectiveness and accelerate growth.
  - Management estimates its current addressable market in this area is in excess of $2.5B annually.

- ***Expand the offering and drive growth of proprietary brands*** **to offset price pressure in basic supplies and national-brand, commodity items.**
  - In excess of $250M of revenue in 2017 was generated from SSI proprietary brands overall; this set of products showed growth in excess of 5%.
  - Within the Supplies category, SSI brands increased modestly to 30.9% of sales; standard product margins on these items are *~1,530 bps higher* than third-party branded items.

(1) Based on 2017 Sales Data (Public School district related sales excluding Furniture Projects, Agendas, and Science Curriculum). The Company considers this a measurement of recurring, transactional sales. Represents approximately 75% of total 2017 revenue.

Progress Made in Key Areas; Improving Outlook in 2018

Strengthened competitive positioning heading into 2018; progress in key areas of focus.

- ***TL acquisition*** **strengthens product offering and sales reach in the high-margin I&I category.**
  - Integration of TL field sales with SSI limited number of I&I specialists has resulted in a stronger field sales organization with significantly better coverage for both product lines.
  - Acquisition expands portfolio of proprietary, high-margin products and essentially doubles sales of supplemental instructional materials.

- ***Key technology platform investments*** **nearing completion (ecommerce platform, PIM, phone system, data/analytics, CRM).**
  - Successfully launched business-to-consumer IBM Commerce site October 2017; materially improved "look and feel", shopping experience, check and payment capabilities; improved search and suggestive buying capabilities. Business-to-business functionality planned roll-out Q3 2018.
  - CAPEX estimated at $14.1M for 2018, $0.6M lower than 2017. ~77% of 2018 projected spend relates to major platform investments noted above.

- ***New pricing strategy*** **developed and rolled out in January 2018 to enable account penetration, drive growth in specialty product areas and ultimately improve mix/margins.**
  - Assessment concluded pricing on key commodities uncompetitive when such items are purchased outside of specific bids or major contracts. Conversely, opportunities exist to improve margins on a substantial number of non-commodity items.
  - General pricing structure more competitive, simple and transparent; particularly important to driving growth with smaller (lower touch) districts and better penetrating direct-to-teacher spend.

- ***21st Century Safe School ("21CSS")*** **value-proposition enabling higher-level, more comprehensive district discussions.**
  - 21CSS is the repositioning of SSI from a school supply distribution company to a solution provider uniquely qualified to address the primary areas of focus (among administrators, teachers and parents) within the education marketplace.

(1) Based on 2017 Sales Data (Public School district related sales excluding Furniture Projects, Agendas, and Science Curriculum). The Company considers this a measurement of recurring, transactional sales. Represents approximately 75% of total 2017 revenue.

2018 Key Business Objectives

Achieve Organic Revenue Growth	• 21st Century Safe School Value Proposition • Continued implementation of the Team-Sell model • Leverage momentum in the Furniture, I&I and Science categories; improve AV Tech assortment; optimize pricing model; capitalize on favorable YOY industry dynamics
Complete Key Platform Investments	• New IBM ecommerce site; phone systems; product information management systems; Salesforce.com; OI (furniture design & quoting); TMS (transportation management system) • Leverage technology enhancements into the sales, marketing and merchandising channels
Process Excellence	• Complete and sustain key projects to achieve cost savings, improve the efficiency and effectiveness of core business processes, and improve the customer experience • Key projects: F&E Value Stream Optimization; Order Processing; Fulfillment Center operating metrics, including Amazon fulfillment, returns, dock-to-stock, FIFO adherence, etc.
Complete the TL Integration	• Consolidate fulfillment into the Nashua distribution center and absorb core overhead functions • Invest in the TL product line; heightened focus on product development efforts • Integrate sales to achieve synergies with I&I to broaden reach and increase revenue
Increase Investor Awareness & Improve Liquidity	• Following YE results, aggressive program to be launched to increase liquidity in our shares • Focus on attracting new investors, generating coverage, prepare for Up-List

Driving Growth – Combining Strategy with Opportunity

Go to market transformation, platform investments, and other strategic initiatives all align to penetrate considerable "white space" within our current customer base.

- ***Strength with Larger Districts***
  - As we realigned our selling resources, territory sales managers and business develop executives (new role) focused on the team-sell model within their largest districts.
  - Within the largest 500 districts in the U.S., 2017[(1)] sales increased 4.6%; among these districts our sales per student stood $8.11. This represents nearly 40% of the students in the U.S.
    - In 2017, OUR *Top 100 Districts* within this segment of the market as measured on a spend per student basis purchased an average of approximately $23 / student.
  - Through continued refinement of the **team-sell model**, deployment of experienced **business development executives**, communication of the **21CSS value proposition** at the administrator level, and through **strategic relationships** with entities such as the College Football Playoff Foundation and the Council of Great City Schools, we see substantial opportunity for further growth.

- ***Effectively Serving Small-to-Medium Sized Districts***
  - SSI has maintained long-standing relationships with major districts such as NYC and strong positions on many state / local contracts and with national and regional purchasing cooperatives; however, SSI's sales strength (at the district level) has historically been within small-to-medium sized districts and not at the administrative level.
  - While we have noted some weakness in this segment of the market in 2017, our spend per student in the balance of the market (Tiers 5-8) was still 31% higher than the Largest 500 at $10.65.
    - In 2017, OUR *Top 1000 Districts* within this segment of the market purchased an average of ~$73 / student.
  - Success in this segment of the market depends on **effective direct marketing**, a **strong inside sales organization** that works in collaboration with the field organization, a **strong ecommerce platform** and **transparent/attractive everyday pricing.**
  - We are confident we can continue to service this segment of the market and increase penetration overall.

(1) The sales increase and sales per student for the Largest 500 U.S. Public School Districts excludes NYC Public schools due to its relative size within the group.

2018 Outlook: Significant Top-and Bottom-Line Improvements

School Specialty

2017 Actual vs. 2018 Outlook			
($'s in millions)	FY17 Actual	FY18 Outlook	Variance
Revenue	$658.4	$680 - $695	3.3% – 5.6% YOY growth
Gross Profit	$243.2	$252 - $261	~$9M – $18M YOY improvement
Gross Margin %	*36.9%*	*37.0% – 37.6%*	Up to a 70 bps improvement
Variable SG&A %	*7.9%*	*~7.7%*	Productivity improvements offset transportation / wage inflation
SG&A Expenses *SG&A (as a % of revenue)*	$218.0 *33.1%*	$223 - $227 *~32.7%*	Increase on a $ basis; modest improvement as a % of revenue
EBIT *Operating Margin*	$24.9 *3.8%*	~$32 *~4.7%*	YOY EBIT improvement of ~$7M; a 28% improvement
Adjusted EBITDA *Margin %*	$53.1 *8.1%*	$55 - $60 *~8.4%*	YOY EBITDA improvement anticipated to be $2M - $7M; 8.3% increase in Adj. EBITDA at the mid-point of range

- Targeting 2.5% organic growth; full year impact of TL expecting to boost top-line by 2.8%.
- Modest decline in Curriculum (Core Science); limited adoptions and timing offset to stronger than expected 2017.
- PD amortization in COGS expected to be $6.3M; mix expected to drive modest overall GM improvement, offsetting margin pressure in commodity categories.
- SG&A increase directly related to TL acquisition; impact mitigated by cost reductions in other areas.
  - Depreciation & Amortization expected to increase ~ $1M; restructuring costs to decline by $3M.
  - Variable SG&A improvement driven by productivity improvements and absorption of TL fulfillment; offsetting freight rate increases and modestly higher fulfillment center wage rates.
  - Overall incentive compensation would be expected to increase $3M-$5M based on range of outlook
- Net income to increase based on the combination of growth in EBIT and a $5M - $6M reduction in interest expense.
- CAPEX and Product Development investments expected to be $14.1M and $7.0M, respectively. PD increase directly related to increased investment in supplemental instruction area (TL) and work to support strong Science adoption market in 2019.

Business Transformation: Meaningful & Positive Financial Tre

School Specialty

Revenue


$700
$680
$660
$640
$620
$600
$580
$623
$638
$656
$658
$688
2014
2015
2016
2017
2018

Gross Profit


$260
$250
$240
$230
$220
$234
$232
$240
$243
$257
2014
2015
2016
2017
2018
37.6%
36.4%
36.6%
36.9%
37.3%

Total SG&A


$240
$235
$230
$225
$220
$215
$210
$205
$234
$225
$215
$218
$225
2014
2015
2016
2017
2018
37.6%
35.3%
32.8%
33.1%
32.7%

Adjusted EBITDA


$80
$60
$40
$20
$0
$38
$45
$51
$53
$58
2014
2015
2016
2017
2018
6.1%
7.1%
7.8%
8.1%
8.4%

FY18 Estimates approximate the midpoint of the ranges provides on slide 19.

2018 Outlook: Significant Opportunity for Equity Value Creation

School Specialty

Current Valuation: 2017 Actual vs. 2018 Outlook

($'s in millions)	FY17 Actual	FY18 Y/E Estimate	Comments
Term Loan	$118.8	$109.1	Based on current debt amortization schedule; 2017 Includes ~$14M draw to fund TL acquisition
TTM Average ABL (Net)[1]	$24.2	$28.8	~$5M of TL acquisition funded through draw on the ABL in August 2017
Deferred Notes	$22.8	$25.0	Increase in accrued interest pursuant to note terms
Total Debt	**$165.8**	**$162.9**	Seasonality causes significant variations in the monthly ABL / Cash balances; management believes TTM Net Average ABL is a common measure in the determination of total debt for valuation purposes
Market Capitalization (12/29/17)	$117.3	$117.3	
Implied Enterprise Value (EV)	$283.1	~$280.2	
Adjusted EBITDA	$53.1	$57.5	Mid-point of guidance range
EV / Adjusted EBITDA	5.33x	4.87x	Implied multiple based on TTM and forward Adjusted EBITDA
Leveraged Free Cash Flow	$20.1	$23.8	Estimate based on 2018 financial outlook
Leverage FCF % of Equity Value	17.1%	20.3%	Implied ratio based on TTM and forward FCF estimate

- Management believes SSI will continue to generate consistent strong Leveraged FCFs at or above current levels.
- The current level of capital expenditures are elevated due to required platform investments; CAPEX is expected to decline beginning in 2019.
- Applying the *current* multiple of Adjusted EBITDA or the *current* ratio of Leverage FCF to Market Capitalization to Company's financial outlook implies the opportunity for a strong near-term increase in shareholder value.
  - A forward 5.33x Adj. EBITDA multiple implies a Market Cap of $143.6M, ***an increase of 22.4%***
  - A forward FCF % of Equity Value of 17.1% implies a Market Cap of $139.2M, ***an increase of 18.7%.***

FY18 Estimates approximate the midpoint of the ranges provides on slide 19 with the exception of Leveraged FCF which is aligned with higher end of Adj. EBITDA outlook.

(1) Net of average monthly cash balance > $5M.

Comparable Company Performance / Valuation Data

($'s in millions)	Comp Group Median	Comp Group Mean	SSI 2017 FYE	Valuation Upside vs. 75% of Median
Market Capitalization	$902	$1,810	$117	
Enterprise Value	$871	$2,259	$283	
LTM Sales	$1,515	$2,718	$658	
EBITDA Margin	5.9%	9.4%	8.1%	
EBIT Margin	4.5%	5.9%	5.1%	
Operating Cash Flow (OCF)	$34	$189	$34	
OCF as % of Market Cap.	*3.8%*	*10.4%*	***29.1%***	
EV / LTM Sales	0.6x	1.0x	***0.4x***	***$33***
EV / LTM EBITDA	10.3x	10.7x	***5.3x***	***$129***
EV / OCF (OCF = EBITDA – CAPEX)	16.6x	15.9x	***8.2x***	***$145***

- The metrics above are from a comparable company group of educational products and services companies (See the Appendix for detailed information).
- While the comparable company group is generally larger in terms of sales, SSI's EBITDA Margin, EBIT Margin and Operating Cash Flow compare favorably to the median of the comparable company group.
- Management believes SSI's financial outlook (as represented in its 2018 guidance) also compares favorably to the comparable company set from a top and bottom-line growth perspective.
- SSI's current market capitalization / enterprise value represents a significant discount to the comparable company valuation metrics noted above.
- ***An increase in SSI's valuation to 75% of the median of the comparable company set would indicate the potential for a significant increase in SSI's market capitalization.***



Industry Trends – Stable with Areas of Opportunity

Overall Education Funding

2016 and 2017 Budgetary Pressures Adversely Impacted our Business.


State
46.0%
Income and sales tax driven
Local
45.6%
Property tax driven
Federal
8.4%
Federal - Dept. of Ed & HHS
Education Funding Supports spending on SSI products / solutions
Furniture
Instructional Materials
Supplies

- **State Funding** represents the largest source of revenue for Public School budgets (~44% - 47% of total revenue between 2007-2017).
- **Local Revenue** represents the second largest source of revenue for Public School budgets (~43 – 46% of total revenue between 2007-2017).
    - **Property taxes** from residential and commercial properties constitute an average of 65% of local revenue contributions to schools.
- **Public School Receipts from State & Local Funding** increased steadily since 2012 (~2.2% annually), before slowing down to an increase of 1.1% in 2016 and an estimated 1.6% in 2017.
- **Public School Receipts from Federal Funding** has represented between 8.4% (2017) and 12.6% (2010) of Public School revenue over the past 10 years. After a sharp rise in Federal Funding to Public Schools in 2010-2011, Federal Funding has declined each year since, including a 4.0% drop in 2017.
- **Adjusted for Inflation, Public School Receipts** have not recovered from the peak in 2009. In constant 2017 dollars, 2017 estimated receipts were 3.3% below 2009. Furthermore, after rising steady from 2013 to 2016, Public School Receipts were down on an inflation adjusted basis in 2017 by 0.9%.

State-by-State Impact Varies

- The "recovery" in Education Funding has varied significantly by state.
- Based on data available for the 2017-2018 school year, at least 12 states have cut "general" or "formula" funding – the primary forum of state support for elementary and secondary schools by 7% or more over the last decade (measured on an inflation adjusted basis).
- Generally speaking, states addressed budget shortfalls through spending cuts, rather than through a balanced mix of service cuts and revenue increases.

Source: Center on Budget and Policy Priorities / CBPP.ORG
Source: National Education Association (May 2017)
Source: Center on Budget and Policy Priorities

Overall Education Funding (Cont'd)

SSI Sales were stable overall in 2017, despite budgetary pressures / uncertainty across the U.S.

- **State revenue receipts** have been hurt by a variety of factors: 1) Falling oil and natural resource prices; 2) Delayed sales of capital investments; 3) Lower than forecasted sales tax growth; 4) Costs rising faster than revenue receipts, particularly for pension contribution increases and growth in Medicaid.

- **While Public School Receipts** increased from 2011 to 2017, spending increases on teacher salaries, administrative staff and interest payments where greater than the spending increases in other areas.

- For 2017/2018, **total state general fund spending (from which public education is funded)** is expected to grow 2.3% in fiscal 2018, the lowest spending increase since 2010.

- **The result for School Specialty** has been:

  1) 2016/2017 revenue below forecast in 33 states with a key driver being April 2017 tax receipts down 4% YOY.
  2) 23 states made mid-year budget cuts (the highest level since 2010), which directly impacted education funding in 20 states.
  3) 2017/2018 budgets were delayed – 11 states started the FY without a fully enacted budget.
  4) The enacted budgets for 2017/2018 reflected substantial limitations and caution on the part of policymakers.

*** An analysis of our sales performance within the ~20 states that enacted mid-year budget cuts (which represent ~30% of our Supplies category revenue) showed that Supplies revenue in these states was down 5.4% YOY compared to a 1.1% decline in the balance of the states.

The Good News:

"The desire to restore and increase education funding at the state level clearly exists. New general funds in Fiscal 2018 were mainly directed to K-12 education – the largest portion of state spending. 38 states enacted increases for K-12 while 10 states declined. This results in a net increase of $8.6B."

"We believe we grew our market share in 2017, based on reports from industry and our competitors."

- In a recent newsletter published by SMRI, based on a survey of suppliers to the education market, sales of School Supplies were estimated to be down 5%. Further, we have concluded based on a review of public information (as of Q3) from Office-Depot, Scholastic, Staples, McGraw-Hill Education and Pearson, that the majority of these companies experienced revenue declines in 2017. Finally, based on our industry insights, we believe several other private competitors experienced flat-to-declining revenues in 2017.

Overall Education Funding (Cont'd)

Key Industry Trends Working in our Favor.

Early Childhood & Special Needs

From 2002 to 2016, Federal Education funding in key areas that support the Early Childhood and Special Needs has grown steadily. In 2016/2017, 30 states increased funding for Pre-K/K programs by $480M, or 6.8%. Additionally, 28 state budgets included increased funding for Pre-K/K programs in 2017/2018.

Supplemental Instruction

Core (textbook) programs are being purchased less frequently as educators are developing their own "curriculum" to address state education standards. According to Simba Education, total sales of PreK-12 instructional materials was $8.58B in 2016, down 1.6% from 2015. SSI primarily participates in three components of the overall Instructional Media market – Courseware (~$1.5B), Digital Supplements (~$966M) and Print Supplements (~$838M). These three segments have grown, whereas core basal programs were estimated to have declined by 9.2% in 2016.

Every Student Succeeds Act

No Child Left Behind (NCLB) was re-authorized in 2015 as the Every Student Succeeds Act (ESSA). ESSA represents shift of Federal power to the States. With testing concerns, emphasis is on instructional growth, graduation rates and other "school quality" and "student success" factors. As of Dec. 2017, 15 states and the District of Columbia have state-specific ESSA plans approved by the Federal DOE. This bodes well for our I&I category, leverages Triumph Learning's expertise developing state specific instructional materials and aligns with our 21st Century Safe School value proposition, which addresses the importance of the physical learning environment, including social-emotional and personal development aspects.

Furniture & Equipment

We continue to see favorable trends in the F&E market as new construction starts are projected to increase 10% in 2018 and 8% in 2019. School construction projects can lead to sales opportunities not only in F&E, but also in supplies, supplemental instruction products, safety and security products and technology. This is a foundational aspect of our ***21st Century Safe School value proposition*** and positions SSI as a "solutions provider".

Science Curriculum

SSI's science curriculum is well positioned for continued long-term success given its alignment with the Next Generation Science Standards ("NGSS"). We have invested heavily in our FOSS offering, expanding beyond K-5 into grades 6-8 which opens up new avenues for growth. Further, while state science adoption activity was down in 2017 and is expected to be relatively flat in 2018, growth is anticipated in the following years with new state adoptions on the horizon in 2019, most notably in California.



Appendix

Consolidated Statement of Operations

SCHOOL SPECIALTY, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	For the Three Months Ended		For the Twelve Months Ended	
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenues	$ 112,455	$ 115,170	$ 658,383	$ 656,322
Cost of revenues	71,362	77,864	415,144	416,394
Gross profit	41,093	37,306	243,239	239,928
Selling, general and administrative expenses	54,078	50,250	217,960	215,227
Facility exit costs and restructuring	67	1,098	421	1,740
Operating loss	(13,052)	(14,042)	24,858	22,961
Other expense:				
Interest expense	3,407	4,349	15,190	17,682
(Gain) on sale of unconsolidated affiliate	-	-	-	(9,178)
Loss on early extinguishment of debt	-	-	4,298	-
Change in fair value of interest rate swap	-	(88)	-	(271)
Loss before benefit from income taxes	(16,459)	(18,303)	5,370	14,728
Benefit from income taxes	(5,730)	(4,461)	(1,409)	(36)
Net loss	$ (10,729)	$ (13,842)	$ 6,779	$ 14,764
Weighted average shares outstanding:				
Basic	7,000	7,000	7,000	7,000
Diluted	7,027	7,000	7,024	7,000
Net Loss per Share:				
Basic	$ (1.53)	$ (1.98)	$ 0.97	$ 2.11
Diluted	$ (1.53)	$ (1.98)	$ 0.97	$ 2.11

	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income (loss)	$ (10,729)	$ (13,842)	$ 6,779	$ 14,764
Provision for (benefit from) income taxes	(5,730)	(4,461)	(1,409)	(36)
Restructuring costs	67	1,098	421	1,740
Restructuring-related costs incl in SG&A	2,280	1,299	5,211	3,442
Purchase accounting deferred revenue adjustment	786	-	786	-
Gain on sale of unconsolidated affiliate	-	-	-	(9,178)
Change in fair value of interest rate swap	-	(88)	-	(271)
Loss on early extinguishment of debt	-	-	4,298	-
Depreciation and amortization expense	4,636	3,149	14,061	13,863
Amortization of development costs	1,586	2,459	5,559	7,488
Net interest expense	3,407	4,349	15,190	17,682
Stock-based compensation	571	449	2,234	1,615
Adjusted EBITDA	$ (3,126)	$ (5,588)	$ 53,130	$ 51,109

Condensed Consolidated Balance Sheet

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share Amounts)

	December 30, 2017	December 31, 2016
ASSETS		
Current assets:		
Cash and cash equivalents	$ 31,861	$ 35,097
Accounts receivable, less allowance for doubtful accounts	69,297	61,713
Inventories, net	77,162	73,649
Deferred catalog costs	3,450	5,235
Prepaid expenses and other current assets	14,121	11,976
Refundable income taxes	547	728
Total current assets	$ 196,438	$ 188,398
Property, plant and equipment, net	33,579	28,684
Goodwill	26,842	21,588
Intangible assets, net	37,163	35,049
Development costs and other	16,339	13,703
Deferred taxes long-term	2,046	185
Total assets	$ 312,407	$ 287,607

	December 30, 2017	December 31, 2016
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 10,989	$ 5,493
Accounts Payable	26,591	22,078
Accrued compensation	11,995	12,008
Accrued Income Tax Payable	5,699.00	3,724
Deferred revenue	3,454	2,922
Other accrued liabilities	15,442	11,185
Total current liabilities	74,170	57,410
Long-term debt - less current maturities	130,574	131,994
Other liabilities	172	84
Total liabilities	204,916	189,488
Stockholders' equity:		
Common stock, $0.001 par value per share, 50,000,000 shares authorized; 7,000,000 shares outstanding	7	7
Capital in excess of par value	123,083	120,849
Accumulated other comprehensive loss	(1,425)	(1,784)
Retained earnings (accumulated deficit)	(14,174)	(20,953)
Total stockholders' equity	107,491	98,119
Total liabilities and stockholders' equity	$ 312,407	$ 287,607

Condensed Consolidated Statement of Cash Flows

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Fiscal Year Ended December 30, 2017	Fiscal Year Ended December 31, 2016
Cash flows from operating activities:		
Net income	$ 6,779	$ 14,764
Adjustments to reconcile net income to net cash used in operating activities:		
Depreciation and intangible asset amortization expense	14,061	13,863
Amortization of development costs	5,559	7,488
Amortization of debt fees and other	1,339	2,079
Change in fair value of interest rate swap	-	(271)
Loss on early extinguishment of debt	4,298	-
Unrealized foreign exchange (gain) loss	6	(1,091)
Gain on sale of unconsolidated affiliate	-	(9,178)
Share-based compensation expense	2,234	1,615
Deferred taxes	(1,851)	(180)
Non-cash interest expense	2,933	1,850
Changes in current assets and liabilities:		
Accounts receivable	(3,138)	(3,429)
Inventories	(731)	2,551
Deferred catalog costs	1,810	1,292
Prepaid expenses and other current assets	(1,513)	422
Accounts payable	2,559	2,876
Accrued liabilities	4,470	889
Net cash used in operating activities	38,815	35,540
Cash flows from investing activities:		
Additions to property, plant and equipment	(14,744)	(11,816)
Investment in product development costs	(3,999)	(2,545)
Cash paid in acquisitions, net of cash acquired:	(19,026)	-
Proceeds from sale of unconsolidated affiliate	-	9,893
Net cash used in investing activities	(37,769)	(4,468)
Cash flows from financing activities:		
Proceeds from bank borrowings	395,050	284,720
Repayment of bank borrowings	(395,339)	(294,594)
Payment of debt fees and other	(4,016)	-
Net cash provided by financing activities	(4,305)	(9,874)
Effect of exchange rate changes on cash	23	1,034
Net increase/(decrease) in cash and cash equivalents	(3,236)	22,232
Cash and cash equivalents, beginning of period	35,097	12,865
Cash and cash equivalents, end of period	$ 31,861	$ 35,097

Direct Cash Flow Calculations

(amounts in thousands)	12 Months Ended December 30, 2017	12 Months Ended December 31, 2016
Adjusted EBITDA	$ 53,130	$ 51,109
Capex	(14,744)	(11,816)
Prod Dev	(3,999)	(2,545)
Unrealized FX (gain) loss	6	(1,091)
Proceeds from sale of unconsolidated affiliate	-	9,893
Other	(8,269)	(5,362)
Change in WC	3,457	4,601
Unleveraged free CF	$ 29,581	$ 44,789
Cash Interest	(10,918)	(13,753)
Taxes	1,409	36
Leveraged free CF	$ 20,072	$ 31,072
Cash paid for acquisition	(19,026)	-
Total Cash Flow	1,046	31,072
GAAP CF		
Operating	38,815	35,540
Investing	(37,769)	(4,468)
	$ 1,046	$ 31,072

Fiscal 2018 Outlook: Reconciliation to Non-GAAP

The Company's adjusted EBITDA and Leveraged Free Cash Flow outlook for FY18 are non-GAAP measures. Reconciliations of these non-GAAP measures to the nearest GAAP financial measures are presented in the following tables:

	Low End of Adjusted EBITDA Outlook	High End of Adjusted EBITDA Outlook
Operating income	$ 29.4	$ 34.3
Plus:		
Depreciation and amortization	21.2	21.2
Restructuring-related costs	2.6	2.6
Stock-based compensation expense	1.9	1.9
Adjusted EBITDA	$ 55.1	$ 60.0

	Leveraged Free Cash Flow Outlook
Cash provided by operations	$ 44.9
Cash used in investing	(21.1)
Leveraged Free cash flow	$ 23.8

Comparable Company Information – Page 1

School Specialty

School Specialty, Inc.
Guideline Public Company Method - Enterprise Value Calculation

($ in Millions)

Company	Ticker	Stock Price	Shares Outstanding	Market Capitalization	Interest Bearing Debt	Preferred Stock	Non-Controlling Interests	Cash and Cash Equivalents	Enterprise Value
Barnes & Noble, Inc.	NYSE: BKS	$6.70	73	$487	$243	$0	$0	$11	$718
Blue Bird Corporation	NasdaqGM: BLBD	$19.90	24	$477	$149	$40	$0	$23	$643
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$5.68	47	$265	$70	$0	$0	$12	$323
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$9.30	123	$1,147	$770	$0	$0	$235	$1,681
K12 Inc.	NYSE: LRN	$15.90	41	$657	$27	$0	$1	$190	$496
Office Depot, Inc.	NasdaqGS: ODP	$3.54	516	$1,827	$1,808	$0	$18	$622	$3,031
Pearson plc	LSE: PSON	$9.95	806	$8,022	$2,933	$0	$6	$609	$10,352
Scholastic Corporation	NasdaqGS: SCHL	$40.11	35	$1,400	$11	$0	$0	$388	$1,023
Virco Mfg. Corporation	NasdaqGM: VIRC	$5.05	15	$78	$15	$0	$0	$2	$91
John Wiley & Sons, Inc.	NYSE: JW.A	$65.75	57	$3,742	$563	$0	$0	$73	$4,232
Low		$3.54	15	$78	$11	$0	$0	$2	$91
Lower Quartile		$5.94	37	$479	$38	$0	$0	$15	$532
Mean		$18.19	174	$1,810	$659	$4	$2	$216	$2,259
Median		$9.62	52	$902	$196	$0	$0	$131	$871
Upper Quartile		$18.90	111	$1,720	$718	$0	$0	$350	$2,694
High		$65.75	806	$8,022	$2,933	$40	$18	$622	$10,352

Notes:

Source: S&P Capital IQ

Comparable Company Information – Page 2

School Specialty

School Specialty, Inc.
Guideline Public Company Method - EBITDA Multiples

($ in Millions)

Company	Ticker	Enterprise Value	5-Year Average EBITDA	3-Year Average EBITDA	LFY EBITDA	LTM EBITDA	FY+1 EBITDA	Enterprise Value to 5-Year Average EBITDA	Enterprise Value to 3-Year Average EBITDA	Enterprise Value to LFY EBITDA	Enterprise Value to LTM EBITDA	Enterprise Value to FY+1 EBITDA
Barnes & Noble, Inc.	NYSE: BKS	$718	$135	$168	$163	$132	$171	5.3x	4.3x	4.4x	5.4x	4.2x
Blue Bird Corporation	NasdaqGM: BLBD	$643	$55	$61	$66	$60	$79	11.6x	10.6x	9.8x	10.7x	8.1x
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$323	$20	$22	$26	$30	NM	16.2x	14.4x	12.7x	10.6x	NM
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$1,681	$88	$56	$81	$81	$228	19.2x	29.8x	20.8x	20.8x	7.4x
K12 Inc.	NYSE: LRN	$496	$61	$45	$36	$37	$120	8.1x	11.1x	13.8x	13.5x	4.1x
Office Depot, Inc.	NasdaqGS: ODP	$3,031	$496	$604	$598	$598	$630	6.1x	5.0x	5.1x	5.1x	4.8x
Pearson plc	LSE: PSON	$10,352	$1,182	$1,036	$828	$1,222	$940	8.8x	10.0x	12.5x	8.5x	11.0x
Scholastic Corporation	NasdaqGS: SCHL	$1,023	$100	$116	$137	$102	$101	10.2x	8.8x	7.5x	10.0x	10.1x
Virco Mfg. Corporation	NasdaqGM: VIRC	$91	$7	$10	$11	$10	$14	12.8x	9.5x	8.3x	9.2x	6.6x
John Wiley & Sons, Inc.	NYSE: JW.A	$4,232	$310	$304	$292	$315	$392	13.6x	13.9x	14.5x	13.4x	10.8x
Low		$91	$7	$10	$11	$10	$14	5.3x	4.3x	4.4x	5.1x	4.1x
Lower Quartile		$532	$57	$48	$43	$43	$101	8.2x	9.0x	7.7x	8.7x	4.8x
Mean		$2,259	$245	$242	$224	$259	$297	11.2x	11.7x	10.9x	10.7x	7.5x
Median		$871	$94	$88	$109	$92	$171	10.9x	10.3x	11.1x	10.3x	7.4x
Upper Quartile		$2,694	$267	$270	$260	$270	$392	13.4x	13.2x	13.5x	12.7x	10.1x
High		$10,352	$1,182	$1,036	$828	$1,222	$940	19.2x	29.8x	20.8x	20.8x	11.0x

Notes:

Source: S&P Capital IQ. Excludes unusual and nonrecurring income and expenses.

EBITDA - Earnings before interest, taxes, depreciation and amortization.

FY+1 - Next Fiscal Year.

LFY - Latest Fiscal Year.

LTM - Latest Twelve Months.

Comparable Company Information – Page 3

School Specialty

School Specialty, Inc.
Guideline Public Company Method - Sales Multiples

($ in Millions)

Company	Ticker	Enterprise Value	LFY Sales	LTM Sales	FY+1 Sales	Enterprise Value to LFY Sales	Enterprise Value to LTM Sales	Enterprise Value to FY+1 Sales	LTM EBITDA Margin	LTM EBIT Margin
Barnes & Noble, Inc.	NYSE: BKS	$718	$3,895	$3,767	$3,731	0.2x	0.2x	0.2x	3.5%	1.2%
Blue Bird Corporation	NasdaqGM: BLBD	$643	$991	$1,016	$1,016	0.6x	0.6x	0.6x	5.9%	5.1%
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$323	$152	$157	NM	2.1x	2.1x	NM	19.3%	15.9%
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$1,681	$1,408	$1,408	$1,429	1.2x	1.2x	1.2x	5.7%	(5.1)%
K12 Inc.	NYSE: LRN	$496	$889	$884	$899	0.6x	0.6x	0.6x	4.2%	2.1%
Office Depot, Inc.	NasdaqGS: ODP	$3,031	$10,240	$10,240	$10,632	0.3x	0.3x	0.3x	5.8%	4.3%
Pearson plc	LSE: PSON	$10,352	$5,620	$6,147	$6,071	1.8x	1.7x	1.7x	19.9%	14.6%
Scholastic Corporation	NasdaqGS: SCHL	$1,023	$1,742	$1,623	$1,655	0.6x	0.6x	0.6x	6.3%	4.6%
Virco Mfg. Corporation	NasdaqGM: VIRC	$91	$173	$188	$191	0.5x	0.5x	0.5x	5.2%	2.4%
John Wiley & Sons, Inc.	NYSE: JW.A	$4,232	$1,719	$1,752	$1,759	2.5x	2.4x	2.4x	18.0%	14.1%
Low		$91	$152	$157	$191	0.2x	0.2x	0.2x	3.5%	(5.1)%
Lower Quartile		$532	$914	$917	$1,016	0.5x	0.5x	0.5x	5.4%	2.2%
Mean		$2,259	$2,683	$2,718	$3,043	1.0x	1.0x	0.9x	9.4%	5.9%
Median		$871	$1,563	$1,515	$1,655	0.6x	0.6x	0.6x	5.9%	4.5%
Upper Quartile		$2,694	$3,356	$3,263	$3,731	1.7x	1.6x	1.2x	15.1%	11.9%
High		$10,352	$10,240	$10,240	$10,632	2.5x	2.4x	2.4x	19.9%	15.9%

Notes:

Source: S&P Capital IQ.

EBITDA - Earnings before interest, taxes, depreciation and amortization.

EBIT - Earnings before interest and taxes.

FY+1 - Next Fiscal Year.

LFY - Latest Fiscal Year.

LTM - Latest Twelve Months.

Comparable Company Information – Page 4

School Specialty

School Specialty, Inc.
Guideline Public Company Method - Operating Cash Flow Multiples

($ In Millions)

Company	Ticker	Enterprise Value	5-Year Average OCF	3-Year Average OCF	LFY OCF	LTM OCF	FY+1 OCF	Enterprise Value to 5-Year Average OCF	Enterprise Value to 3-Year Average OCF	Enterprise Value to LFY OCF	Enterprise Value to LTM OCF	Enterprise Value to FY+1 OCF
Barnes & Noble, Inc.	NYSE: BKS	$718	$25	$73	$66	$38	$73	28.2x	9.9x	10.8x	18.8x	9.8x
Blue Bird Corporation	NasdaqGM: BLBD	$643	$48	$53	$57	$50	$66	13.3x	12.2x	11.4x	12.8x	9.8x
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$323	$2	$3	$5	$13	NM	NM	NM	NM	25.6x	NM
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$1,681	$13	($26)	$23	$23	$165	NM	NM	NM	NM	10.2x
K12 Inc.	NYSE: LRN	$496	$55	$39	$34	$30	$113	9.0x	12.7x	14.7x	16.6x	4.4x
Office Depot, Inc.	NasdaqGS: ODP	$3,031	$362	$458	$415	$415	$481	8.4x	6.6x	7.3x	7.3x	6.3x
Pearson plc	LSE: PSON	$10,352	$1,047	$919	$720	$1,125	$639	9.9x	11.3x	14.4x	9.2x	16.2x
Scholastic Corporation	NasdaqGS: SCHL	$1,023	$7	$72	$72	$2	$2	NM	14.2x	14.3x	NM	NM
Virco Mfg. Corporation	NasdaqGM: VIRC	$91	$4	$6	$7	($4)	$14	25.4x	16.2x	13.8x	NM	6.6x
John Wiley & Sons, Inc.	NYSE: JW.A	$4,232	$233	$213	$182	$201	$273	18.2x	19.8x	23.3x	21.0x	15.5x
Low		$91	$2	($26)	$5	($4)	$2	8.4x	6.6x	7.3x	7.3x	4.4x
Lower Quartile		$532	$8	$14	$25	$15	$66	9.5x	10.9x	11.2x	11.0x	6.5x
Mean		$2,259	$179	$181	$158	$189	$203	16.0x	12.9x	13.7x	15.9x	9.8x
Median		$871	$37	$62	$61	$34	$113	13.3x	12.5x	14.1x	16.6x	9.8x
Upper Quartile		$2,694	$188	$178	$154	$163	$273	21.8x	14.7x	14.5x	19.9x	11.5x
High		$10,352	$1,047	$919	$720	$1,125	$639	28.2x	19.8x	23.3x	25.6x	16.2x

Notes:

Source: S&P Capital IQ. Excludes unusual and nonrecurring income and expenses.

OCF = Operating Cash Flows

FY+1 = Next Fiscal Year.

LFY = Latest Fiscal Year.

LTM = Latest Twelve Months.

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, equity value, expectations, plans, or prospects, including the information regarding our Fiscal 2018 financial and performance and business objectives outlook, that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Report on Form 10-K for the fiscal year ended December 31, 2016, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

Non-GAAP Financial Information

This presentation includes references to Adjusted EBITDA, Leveraged/Unleveraged Free Cash Flow, and Total Debt, each of which is a non-GAAP financial measure. Adjusted EBITDA represents net income adjusted for: provision for (benefit from) income taxes; restructuring costs; restructuring-related costs included in SG&A; gain on sale of unconsolidated affiliate; purchase accounting deferred revenue adjustment; change in fair value of interest rate swap; loss on early extinguishment of debt; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Unleveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; unrealized foreign exchange gains and losses; proceeds from sales; restructuring and other expenditures; and changes in working capital. Leveraged Free Cash Flow is Unleveraged Free Cash Flow adjusted for Cash Interest and Cash Taxes. Total Debt represents the cash repayment obligations associated with the Company's borrowings excluding unamortized debt issuance costs and term loan original issue discount.

The Company considers Adjusted EBITDA and Operating SG&A relevant supplemental measures of its financial performance and Leveraged and Unleveraged Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP Adjusted EBITDA in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Leveraged/Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash improvement liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Operating SG&A does not represent and should not be considered, an alternative to total SG&A as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined under GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three and twelve-months ended December 30, 2017 and December 31, 2016, projected Fiscal 2018 Adjusted EBITDA to projected Fiscal 2018 operating income; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the twelve-months ended December 30, 2017 and December 30, 2016; and, (iii) Total Debt to GAAP Total Debt as of December 30, 2017, December 31, 2016, December 26, 2015 and December 27, 2014 is included in this 2017 Year-End Investor Presentation dated March 14, 2018.